Exhibit 16.2     Letter of Deloitte & Touche LLP

March 25, 2002

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read and agree with the comments in paragraphs 1 and 2 of Item 4 of Form 8-K of Reliable Power Systems, Inc. dated March 25, 2002.

Yours Truly,

/s/ Deloitte & Touche LLP